Exhibit 3.2






                                     BY-LAWS

                                       OF

                                 SHOWPOWER, INC.
                            (a Delaware corporation)

                                  April 2, 1998








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                                TABLE OF CONTENTS

Article I    Identification.........................................  1
         Section 1.  Name...........................................  1
         Section 2.  Registered Office..............................  1
         Section 3.  Principal Office...............................  1
         Section 4.  Other Offices..................................  1

Article II   Meetings of Stockholders...............................  1
         Section 1.  Place of Meeting...............................  1
         Section 2.  Annual Meetings................................  1
         Section 3.  Special Meetings...............................  1
         Section 4.  Notice of Meetings.............................  1
         Section 5.  Quorum.........................................  2
         Section 6.  Adjournments...................................  2
         Section 7.  Order of Business..............................  2
         Section 8.  List of Stockholders...........................  3
         Section 9.  Voting.........................................  3
         Section 10. Written Consent of Stockholders................  4
         Section 11. Inspectors.....................................  4

Article III  Board of Directors.....................................  5
         Section 1.  General Powers.................................  5
         Section 2.  Number, Qualification and Election.............  5
         Section 3.  Notification of Nominations....................  5
         Section 4.  Quorum and Manner of Acting....................  6
         Section 5.  Place of Meeting...............................  6
         Section 6.  Regular Meetings...............................  6
         Section 7.  Special Meetings...............................  7
         Section 8.  Notice of Meetings.............................  7
         Section 9.  Rules and Regulations..........................  7
         Section 10. Participation in Meeting by Means of
                             Communications Equipment...............  7
         Section 11. Action Without Meeting.........................  7
         Section 12. Resignations...................................  7
         Section 13. Removal of Directors...........................  7
         Section 14. Vacancies......................................  8
         Section 15. Compensation...................................  8
         Section 16. Committees.....................................  8

Article IV   Officers................................................ 9
         Section 1.  Number; Term of Office.......................... 9
         Section 2.  Removal......................................... 9
         Section 3.  Resignation..................................... 9


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         Section 4.  Vacancies......................................... 9
         Section 5.  Chairman of the Board............................. 9
         Section 6.  Chief Executive Officer...........................10
         Section 7.  President........................................ 10
         Section 8.  Chief Financial Officer ......................... 10
         Section 9.  Vice Presidents.................................. 10
         Section 10. Treasurer........................................ 10
         Section 11. Secretary ........................................10
         Section 12. Assistant Treasurers or Secretaries ..............11

Article V    Indemnification of Directors, Officers,
                     Employees and Agents............................. 11
         Section 1.  Indemnification.................................. 11
         Section 2.  Advance of Expenses.............................. 11
         Section 3.  Insurance........................................ 11
         Section 4.  Applicability.................................... 12
         Section 5.  Certain Definitions.............................. 12

Article VI   Capital Stock............................................ 12
         Section 1.  Certificates for Shares.......................... 12
         Section 2.  Transfer of Shares............................... 13
         Section 3.  Addresses of Stockholders........................ 13
         Section 4.  Lost, Destroyed and Mutilated Certificates....... 13
         Section 5.  Regulations...................................... 14
         Section 6.  Fixing Date for Determination of
                             Stockholders of Record................... 14

Article VII  Seal..................................................... 14

Article VIII Fiscal Year.............................................. 15

Article IX   Waiver of Notice......................................... 15

Article X    Amendments............................................... 15

Article XI   Miscellaneous
         Section 1.  Execution of Documents........................... 15
         Section 2.  Deposits......................................... 16
         Section 3.  Checks........................................... 16
         Section 4.  Proxies in Respect of Stock or Other
                             Securities of Other Corporations......... 16
         Section 5.  By-laws Subject to Law and Certificate
                             of Incorporation of the
                             Corporation.............................. 16



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         Section 6.  Definition of Certificate of
                             Incorporation............................ 16


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                                    Article I

                                 Identification


                  Section 1.  Name.  The name of the Corporation is Showpower,
Inc.

                  Section 2. Registered Office. The registered office of the Corporation in the State of Delaware shall be 30 The Green, Dover, Delaware 19903.

                  Section 3. Principal Office. The principal office of the Corporation shall be 18128 South Santa Fe Avenue, Rancho Dominguez, California 90221.

                  Section 4. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation require.


                                   Article II

                            Meetings of Stockholders

                  Section 1. Place of Meeting. All meetings of the stockholders of the Corporation shall be held at the principal office of the Corporation or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors.

                  Section 2. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the second Tuesday of May in each year, if not a legal holiday under the laws of the place where the meeting is to be held, and, if a legal holiday, then on the next succeeding day not a legal holiday under the laws of such place, or on such other date and at such hour as may from time to time be fixed by the Board of Directors.

                  Section 3. Special Meetings. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board or a majority of the entire Board of Directors. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

                  Section 4. Notice of Meetings. Written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such


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stockholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article IX of these By-laws.
Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

                  Section 5. Quorum. The holders of a majority of the votes entitled to be cast by the stockholders entitled to vote, which if any vote is to be taken by classes shall mean the holders of a majority of the votes entitled to be cast by the stockholders of each such class, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders.

                  Section 6. Adjournments. In the absence of a quorum, the holders of a majority of the votes entitled to be cast by the stockholders, present in person or by proxy, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

                  Section 7. Order of Business. At each meeting of the stockholders, the Chairman of the Board, or, in the absence of the Chairman of the Board, the Chief Executive Officer or such other person designated by the Board of Directors, shall act as chairman. At each annual meeting only such business shall be conducted as shall have been brought before the annual meeting
(i) by or at the direction of the Board of Directors or (ii) by any stockholder who complies with the procedures set forth in this Section 7.

                  For business properly to be brought by a stockholder before an annual meeting, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal office of the Corporation not less than 30 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding


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anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 7. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this
Section 7 and, if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted.

                  Section 8. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder's name. Such list shall be produced and kept available at the times and places required by law.

                  Section 9. Voting. Each stockholder of record of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation shall be entitled at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock, and each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one (1) vote for each share of stock registered in such stockholder's name on the books of the Corporation:

                  (1) on the date fixed pursuant to Section 6 of Article VI of these By-laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

                  (2) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, or if no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall have been fixed, the day on which the first written consent is expressed.

                  Each stockholder entitled to vote at any meeting of stockholders may authorize not in excess of three persons to act for such stockholder by a proxy signed by such stockholder or such stockholder's attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.



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                  Unless a greater vote is required by the Certificate of
Incorporation, by-law or by these By-Laws, at each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the stockholders of such class, present in person or represented by proxy, shall be the act of such class.

                  Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

                  Section 10. Written Consent of Stockholders. Any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if the consent or consents in writing, setting forth the action so taken, are signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and must be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

                  Every written consent must bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required in this Section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

                  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent must be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in this Section.

                  Section 11. Inspectors. Either the Board of Directors or, in the absence of designation of inspectors by the Board, the chairman of any meeting of stockholders shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at any meeting of stockholders and make a written report thereof. Such inspectors shall perform such duties as shall be specified by the Board or the chairman of the meeting and as required by the General Corporation Law of Delaware. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.


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                                   Article III

                               Board of Directors

                  Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the stockholders.

                  Section 2. Number, Qualification and Election. Except as otherwise fixed by or pursuant to the provisions of the Certificate of Incorporation of the Corporation relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, the number of directors of the Corporation shall be determined from time to time by vote of a majority of the entire Board of Directors, provided that the number thereof may not be less than three nor more than twelve.

                  In the event the number of directors of the Corporation exceeds five (5) members and upon the affirmative vote by a majority of the entire Board of Directors, the directors, other than those who may be elected by the holders of shares of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation pursuant to the terms of the Certificate of Incorporation or any resolution or resolutions providing for the issuance of such stock adopted by the Board, shall be classified, with respect to the time for which they severally hold office, into three classes as nearly equal in number as possible: one class whose term expires at the next annual meeting of stockholders immediately following such classification, another class whose term expires one year thereafter and another class whose term expires two years thereafter, with each class to hold office until its successors are elected and qualified. If the number of directors is thereafter changed by the Board of Directors, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of the stockholders of the Corporation, subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

                  Directors need not be stockholders of the Corporation.

                  In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

                  Section 3. Notification of Nominations. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon


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liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors, but in the case of a nomination by a stockholder, only if such stockholder gives timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such stockholder's notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In the event that a stockholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a stockholder has complied with this Section 3. If the inspectors shall determine that a stockholder has not complied with this Section 3, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws of the Corporation, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                  Section 4. Quorum and Manner of Acting. Except as otherwise provided by these By-laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

                  Section 5. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

                  Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the


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meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

                  Section 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by a majority of the directors.

                  Section 8. Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

                  Section 9. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem necessary or proper. In the absence of the Chairman of the Board, such person designated by the Board of Directors shall preside at meetings of the Board.

                  Section 10. Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  Section 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or of such committee.

                  Section 12. Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 13. Removal of Directors. Directors may be removed only as provided in the Certificate of Incorporation of the Corporation.


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                  Section 14. Vacancies. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of Article II of these By-laws. Any director elected in accordance with the preceding sentence of this Section 14 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

                  Section 15. Compensation. Each director who shall not at the time also be an officer or employee of the Corporation or any of its subsidiaries (hereinafter referred to as an "outside director"), in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director, whether or not an outside director, shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this Section shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

                  Section 16. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.

                  A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause.


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                                   Article IV

                                    Officers

                  Section 1. Number; Term of Office. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer, and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions or duties as in these By-laws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person's successor shall have been chosen and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. The Chairman of the Board shall be elected from among the directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation of the Corporation or these By-laws to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person's duties.

                  Section 2. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof called for the purpose, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.

                  Section 3. Resignation. Any officer may resign at any time by giving notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election to such office.

                  Section 5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and, if present, preside at meetings of the stockholders. The Chairman of the Board shall, subject to the control of the Board of Directors, have such supervision, direction and control of the business and other officers of the Corporation as the Board of Directors may delegate to such officer from time to time. Absent such specific delegation, and unless provided otherwise by resolution of the Board of Directors, the Chairman


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of the Board shall not be an officer of the Corporation with the power to bind the Corporation in dealings with third parties.

                  Section 6. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have such supervision, direction and control of the business and officers of the Corporation as the Board of Directors may delegate to such officer from time to time. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders. The Chief Executive Officer shall also have such duties and authority as may be granted to such officer by the Board of Directors or as may be delegated to such officer by the Chairman of the Board.

                  Section 7. President. The President shall, subject to the supervision and direction of the Chief Executive Officer, have the duties and authority of a chief operating officer, and shall supervise and direct the day-to-day operations of the Corporation. The President shall also have such duties and authority as may be granted to such officer by the Board of Directors or as may be delegated to such officer by the Chief Executive Officer.

                  Section 8. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The Chief Financial Officer shall render to the Chief Executive Officer or the Board of Directors, whenever such officer or Board so requests, an account of the financial condition of the Corporation.

                  Section 9. Vice-Presidents. Each Vice-President shall have such powers and duties as shall be prescribed by the Chief Executive Officer, the President or the Board of Directors.

                  Section 10. Treasurer. The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer or the Board of Directors.

                  Section 11. Secretary. The Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws. The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the Chief Executive Officer or the Board of Directors.



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



                  Section 12. Assistant Treasurers or Secretaries. The Assistant Treasurers and the Assistant Secretaries, if any, shall perform such duties as shall be assigned to them by the Treasurer or Secretary, or by the Chief Executive Officer or the Board of Directors.


                                    Article V

                     Indemnification of Directors, Officers,
                              Employees and Agents

                  Section 1. Indemnification. To the fullest extent permitted by the laws of the State of Delaware, the Corporation shall indemnify any person who is or was a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including appeals.

                  To the fullest extent permitted by the laws of the State of Delaware, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, suit or proceeding, including appeals.

                  Section 2. Advance of Expenses. To the fullest extent permitted by the laws of the State of Delaware, the Corporation shall pay expenses incurred in defending a civil or criminal action, suit or proceeding described in Section 1 of this Article V in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

                  Section 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V.

                  Section 4. Applicability. The provisions of this Article V shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article V shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this
Article V and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this
Article V shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article V shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such officer, director, employee or agent may otherwise be entitled or permitted by contract, the Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of the specified individuals shall be made to the fullest extent permitted by law.

                  Section 5. Certain Definitions. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.


                                   Article VI

                                  Capital Stock

                  Section 1. Certificates for Shares. Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

                  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.

                  The Stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

                  Section 2. Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

                  Section 3. Addresses of Stockholders. Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person's post office address, if any, as the same appears on the share record books of the Corporation or at such person's last known post office address.

                  Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                  Section 5. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

                  Section 6. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   Article VII

                                      Seal

                  The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the state and year of incorporation, the words "Corporate Seal" and such other words or figures as the Board of Directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.




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



                                  Article VIII

                                   Fiscal Year

                  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors. In the absence of such a resolution, the fiscal year of the Corporation shall end on December 31st of each year.


                                   Article IX

                                Waiver of Notice

                  Whenever any notice whatsoever is required to be given by these By-laws, by the Certificate of Incorporation of the Corporation or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.


                                    Article X

                                   Amendments

                  Pursuant to Article V of the Certificate of Incorporation of the Corporation, any By-law (other than this Article X) may be adopted, repealed, altered or amended by a majority of the entire Board of Directors at any meeting thereof, provided that such proposed action in respect thereof shall be stated in the notice of such meeting. The stockholders of the Corporation shall have the power to amend, alter or repeal any provision of these By-laws to the extent and in the manner as provided by the Certificate of Incorporation of the Corporation.


                                   Article XI

                                  Miscellaneous

                  Section 1. Execution of Documents. The Board of Directors or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board of Directors or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

                  Section 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any committee thereof or any officer of the Corporation to whom power in that respect shall have been delegated by the Board of Directors or any such committee shall select.

                  Section 3. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof.

                  Section 4. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

                  Section 5. By-laws Subject to Law and Certificate of Incorporation of the Corporation. Each provision of these By-laws is subject to any contrary provision of the Certificate of Incorporation of the Corporation or of any applicable law as from time to time in effect, and to the extent any such provision is inconsistent therewith, such provision shall be superseded thereby for as long as it is inconsistent, but for all other purposes of these By-laws shall continue in full force and effect.

                  Section 6. Definition of Certificate of Incorporation. The term "Certificate of Incorporation" as used in these By-laws means the Certificate of Incorporation of the Corporation as from time to time in effect.



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